Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report, dated April 14, 2011, with respect to Western Asset Emerging Markets Debt Portfolio, a series of Legg Mason Partners Income Trust, as of February 28, 2011, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 22, 2011

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports, dated April 14, 2011, with respect to Legg Mason Western Asset California Municipals Fund and Legg Mason Western Asset Managed Municipals Fund, each a series of Legg Mason Partners Income Trust, as of February 28, 2011, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 22, 2011